Exhibit 99.5

FIRST COLONY LIFE INSURANCE COMPANY

Statutory Financial Statements

December 31, 2005 and 2004

(With Independent Auditors’ Report Thereon)

FIRST COLONY LIFE INSURANCE COMPANY

Independent Auditors’ Report

The Board of Directors

First Colony Life Insurance Company:

We have audited the accompanying statutory statements of admitted assets, liabilities, and capital and surplus of First Colony Life Insurance Company (the Company) as of December 31, 2005 and 2004, and the related statutory statements of summary of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in note 1 to the statutory financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the State Corporation Commission, Bureau of Insurance of the Commonwealth of Virginia, which practices differ from U.S. generally accepted accounting principles. The effects on the financial statements of the variances between the statutory accounting practices and U.S. generally accepted accounting principles are also described in note 1.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of First Colony Life Insurance Company as of December 31, 2005 and 2004, or the results of its operations or its cash flows for the years then ended.

Also, in our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of First Colony Life Insurance Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, on the basis of accounting described in note 1.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included on the Schedule of Selected Data, Supplemental Investment Risk Interrogatories and Summary Investment Schedule is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

Richmond, Virginia

May 24, 2006

FIRST COLONY LIFE INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus

December 31, 2005 and 2004

(Dollar amounts in millions, except share amounts)

	2005	2004
Admitted Assets
Investments:
Bonds	$5,022.2	$4,899.2
Preferred stocks	5.8	5.2
Common stocks – affiliates	214.0	210.7
Common stocks – nonaffiliates	0.3	1.5
Mortgage loans	1,438.1	1,183.0
Real estate	39.5	41.3
Policy loans	260.0	273.0
Cash and short-term investments	(2.1)	141.6
Other invested assets	59.7	63.9
Receivable for securities	5.6	7.3

Total cash and invested assets	7,043.1	6,826.7
Reinsurance ceded	14.1	5.7
Federal income tax recoverable	129.3	14.4
Deferred income taxes	43.2	58.1
Guaranty association assessments	1.0	2.3
Premiums and accounts receivable	62.6	131.3
Investment income due and accrued	70.1	74.9
Receivable from parent, subsidiaries, and affiliates	25.1	8.7
Other amounts receivable under reinsurance contracts	113.0	97.4
Funds held by or deposited with reinsured companies	321.7	29.4
Other assets	1.8	6.1

Total admitted assets	$7,825.0	$7,255.0

See accompanying notes to statutory financial statements.

3	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus

December 31, 2005 and 2004

(Dollar amounts in millions, except share amounts)

	2005	2004
Liabilities and Capital and Surplus
Liabilities:
Aggregate reserves – life and annuity contracts	$5,268.9	$4,635.2
Aggregate reserves – accident and health policies	1.0	0.9
Liability for deposit-type contracts	1,203.8	1,006.4
Liability for policy and contract claims	71.1	95.9
Premiums and annuity considerations received in advance	1.1	0.7
Other amount payable on reinsurance	13.9	69.4
Interest maintenance reserve	105.2	114.4
Commissions payable	25.4	24.4
General expenses due and accrued	26.5	30.5
Taxes, licenses, and fees due and accrued	8.0	7.3
Unearned investment income	6.4	6.5
Amount withheld or retained by company as agent or trustee	2.1	4.6
Remittances and items not allocated	45.5	81.7
Liability for benefits for employees	0.2	3.1
Asset valuation reserve	74.7	76.5
Payable to parent, subsidiary, and affiliates	29.0	27.9
Payable for securities	—	20.8
Funds held under reinsurance treaties with unauthorized reinsurers	96.9	97.4
Other liabilities	19.5	14.7

Total liabilities	6,999.2	6,318.3

Capital and surplus:
Common stock, Class A ($1 par value. Authorized 10,000,000 shares, issued and outstanding 4,000,000 shares)	4.0	4.0
Paid-in surplus	54.7	54.7
Unassigned surplus	767.1	878.0

Total capital and surplus	825.8	936.7

Total liabilities and capital and surplus	$7,825.0	$7,255.0

See accompanying notes to statutory financial statements.

FIRST COLONY LIFE INSURANCE COMPANY

Statutory Statements of Summary of Operations

Years ended December 31, 2005 and 2004

(Dollar amounts in millions)

	2005	2004
Revenues:
Premiums and annuity considerations	$970.0	$926.7
Considerations for supplementary contracts with life contingencies	2.3	1.8
Investment income, net of investment and interest expenses of $6.9 in 2005 and $12.1 in 2004	480.7	438.3
Amortization of interest maintenance reserve	11.2	11.8
Commission and expense allowances on reinsurance ceded	117.6	167.2
Reserve adjustment on reinsurance ceded	11.1	24.8
Other	3.0	7.0

Total revenues	1,595.9	1,577.6

Benefits:
Death benefits	267.2	241.1
Annuity benefits	271.2	245.3
Disability benefits and benefits under accident and health policies	1.3	1.1
Surrender benefits and other fund withdrawals	125.8	111.2
Interest and adjustments on policy or deposit-type contract funds	42.1	47.3
Payments on supplementary contracts with life contingencies	1.1	0.8
Increase in aggregate reserves – life, annuity, and accident and health	652.0	352.7
Group conversions	—	0.1

Total benefits	1,360.7	999.6

Expenses:
Commissions	254.5	207.2
General insurance expenses	194.3	184.7
Insurance taxes, licenses, and fees	33.4	29.3
Increase in loading on deferred and uncollected premiums	12.1	0.1
Other expenses	0.1	0.1

Total expenses	494.4	421.4

Total benefits and expenses	1,855.1	1,421.0

Income before federal income taxes and realized capital losses	(259.2)	156.6
Federal income tax (benefit) provision	(240.8)	(271.9)

Income before realized capital losses	(18.4)	428.5
Realized capital losses, net	(5.7)	(255.2)

Net income (loss)	$(24.1)	$173.3

See accompanying notes to statutory financial statements.

FIRST COLONY LIFE INSURANCE COMPANY

Statutory Statements of Changes in Capital and Surplus

Years ended December 31, 2005 and 2004

(Dollar amounts in millions, except share amounts)

	Common stock		Preferred stock		Paid-in	Unassigned
	Amount	Shares	Amount	Shares	surplus	surplus	Total
Balances as of December 31, 2003	$4.0	4,000,000	$250.0	250,000	$54.7	$831.1	$1,139.8
Net income	—	—	—	—	—	173.3	173.3
Change in net unrealized capital gains (losses)	—	—	—	—	—	67.0	67.0
Change in net unrealized foreign exchange capital gain	—	—	—	—	—	0.5	0.5
Change in net deferred income tax	—	—	—	—	—	147.0	147.0
Increase in nonadmitted assets	—	—	—	—	—	(134.2)	(134.2)
Change in liability for reinsurance in unauthorized companies	—	—	—	—	—	(5.0)	(5.0)
Decrease in asset valuation reserve	—	—	—	—	—	34.9	34.9
Redemption of preferred stock	—	—	(250.0)	(250,000)	—	—	(250.0)
Dividends paid to shareholder	—	—	—	—	—	(436.1)	(436.1)
Prior period correction	—	—	—	—	—	(30.8)	(30.8)
Change in surplus as a result of reinsurance	—	—	—	—	—	230.3	230.3

Balances as of December 31, 2004	4.0	4,000,000	—	—	54.7	878.0	936.7
Net loss	—	—	—	—	—	(24.1)	(24.1)
Change in net unrealized capital gains (losses)	—	—	—	—	—	7.1	7.1
Change in net unrealized foreign exchange capital gain	—	—	—	—	—	0.3	0.3
Change in net deferred income tax	—	—	—	—	—	(92.9)	(92.9)
Change in nonadmitted assets	—	—	—	—	—	88.8	88.8
Change in liability for reinsurance in unauthorized companies	—	—	—	—	—	(4.7)	(4.7)
Change in valuation basis	—	—	—	—	—	8.5	8.5
Change in asset valuation reserve	—	—	—	—	—	1.8	1.8
Dividends paid to shareholder	—	—	—	—	—	(91.0)	(91.0)
Change in surplus as a result of reinsurance	—	—	—	—	—	(4.7)	(4.7)

Balances as of December 31, 2005	$4.0	4,000,000	$—	—	$54.7	$767.1	$825.8

See accompanying notes to statutory financial statements.

FIRST COLONY LIFE INSURANCE COMPANY

Statutory Statements of Cash Flows

Years ended December 31, 2005 and 2004

(Dollar amounts in millions)

	2005	2004
Cash from operations:
Premiums collected net of reinsurance	$1,032.5	$910.4
Net investment income	510.7	390.8
Miscellaneous income	117.3	138.5

Total	1,660.5	1,439.7

Benefit and loss related payments	809.6	770.2
Commissions, expenses paid, and aggregate write-ins for deductions	501.6	425.2
Federal and foreign income taxes paid (recovered), net of tax on capital gains (losses)	(124.8)	(119.6)

Total	1,186.4	1,075.8

Net cash provided by operations	474.1	363.9

Cash from investments:
Proceeds from investments sold, matured, or repaid:
Bonds	1,099.8	931.8
Stocks	8.0	85.0
Mortgage loans	166.6	90.5
Other invested assets	30.7	13.5
Miscellaneous proceeds	1.9	47.1

Total investment proceeds	1,307.0	1,167.9

Cost of investments acquired (long-term only):
Bonds	1,209.6	1,079.0
Stocks	7.0	96.7
Mortgage loans	421.8	236.3
Real estate	0.3	—
Other invested assets	5.1	11.6
Miscellaneous applications	20.8	—

Total investments acquired	1,664.6	1,423.6

Net change in policy loans and premium notes	(5.6)	7.1

Net cash applied to investments	(352.0)	(262.8)

Cash from financing and miscellaneous sources:
Cash provided (applied):
Capital and paid in surplus, less treasury stock	—	(31.6)
Borrowed funds received	—	(14.1)
Net deposits on deposit-type contracts and other insurance liabilities	(102.8)	(196.4)
Dividends to stockholders	(91.0)	(34.1)
Other cash provided	(72.0)	302.2

Net cash provided by (applied to) financing and miscellaneous sources	$(265.8)	$26.0

Reconciliation of cash and short-term investments:
Net change in cash and short-term investments	(143.7)	127.1
Cash and short-term investments at beginning of year	141.6	14.5

Cash and short-term investments at end of year	$(2.1)	$141.6

See accompanying notes to statutory financial statements.

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(1)	Corporate Structure, Basis of Presentation, and Summary of Significant Accounting Policies

(a)	Corporate Structure

The Company is a stock life insurance company organized in November 22, 1955 under the laws of the Commonwealth of Virginia and is licensed as a life insurer in all states except the state of New York. The Company primarily offers the following types of insurance products: term life, universal life and immediate annuities. The Company is owned by Federal Home Life Insurance Company (“FHL”), which is owned by General Electric Capital Assurance Company (“GECA,” which was renamed Genworth Life Insurance Company as of January 1, 2006), which is owned by GNA Corporation (“GNA”), which is owned by Genworth Financial, Inc. (“Genworth”).

In May 2004, in connection with the initial public offering of the common stock of Genworth (“IPO”), GE Financial Assurance Holdings, Inc. (“GEFAHI”), a wholly owned indirect subsidiary of General Electric Company (“GE”), transferred substantially all of its assets to Genworth, including all of the outstanding capital stock of GNA, the Company’s indirect parent. As a result, the Company became an indirect wholly owned subsidiary of Genworth. As of December 31, 2004, approximately 30% of Genworth’s common stock was owned by public shareholders and approximately 70% of Genworth’s common stock was owned by GEFAHI.

In March, September and December 2005, GEFAHI completed secondary offerings of shares of Genworth’s common stock. Concurrently with the March 2005 secondary offering, Genworth repurchased shares of its common stock from GEFAHI. As a result of these transactions, approximately 82% of Genworth’s common stock was owned by public shareholders, and approximately 18% was beneficially owned by GE, as of December 31, 2005. In March 2006, GEFAHI disposed of its remaining ownership interest in Genworth through a secondary offering and a share repurchase by Genworth. As a result of these transactions, Genworth and its subsidiaries, including the Company, are no longer affiliated with GE and its affiliates. Genworth is now the ultimate controlling person of the Company.

In 2004, the Company redeemed all of its outstanding shares of preferred stock by payment to the holder of such shares, GEFAHI, cash and securities with an estimated fair market value of $250.0 representing the principal amount of the outstanding shares of preferred stock. Subsequently, in May 2004, the Company made an additional payment to GEFAHI in the amount of $12.4 in connection with the redemption of all of the Company’s outstanding shares of preferred stock. This amount represents the difference between the estimated fair market value of the securities transferred to GEFAHI in connection with the redemption and the actual fair market value of the securities as of April 15, 2004 (the redemption date).

8	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The following are the Company’s direct subsidiaries:

Percentage owned as of December 31, 2005
American Mayflower Life Insurance Company of New York (“AML”)	100.0%
Jamestown Life Insurance Company (“JLIC”)	100.0%
River Lake Insurance Company (“RLIC”)	100.0%
River Lake Insurance Company II (“RLIC II”)	100.0%
River Lake Insurance Company III (“RLIC III”)	100.0%

(b)	Nature of Business

The Company is one of a number of subsidiaries of Genworth, a company that, through its subsidiaries, sells a wide variety of insurance, investment and retirement products, primarily in North America. The Company’s product offerings are primarily in Genworth’s Protection segment:

Protection – The Company’s Protection segment includes term life insurance, universal life insurance, and interest-sensitive whole life insurance. Life insurance products provide protection against financial hardship after the death of an insured by providing cash payment to the beneficiaries of the policyholder.

(c)	Basis of Presentation

The accompanying statutory financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the State Corporation Commission, Bureau of Insurance of the Commonwealth of Virginia. These prescribed statutory accounting practices (SAP) include a variety of publications of the National Association of Insurance Commissioners (NAIC), including Statements of Statutory Accounting Principles (SSAP), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The Company has no significant permitted accounting practices, which vary from prescribed accounting.

The preparation of financial statements requires management to make informed judgments and estimates that affect the reported amounts of assets and liabilities (including disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(d)	Differences Between SAP and GAAP

SAP differ from U.S. generally accepted accounting principles (GAAP) in several respects, which cause differences in reported assets, liabilities, shareholders’ interest (statutory capital and surplus), net income, and cash flows. The principal SAP which differ from GAAP include:

•	The financial statements of subsidiaries are not consolidated and are accounted for as investments in common stock. Subject to certain statutory limitations, the book value of subsidiaries is adjusted to their statutory surplus by a credit or charge for an unrealized gain or loss, a component of surplus. Under GAAP, certain investments in affiliates are consolidated in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 94, Consolidation of All Majority-Owned Subsidiaries.

•	Investments in bonds and redeemable preferred stocks are generally carried at cost or amortized cost; under GAAP, investments in bonds and preferred stock, other than those classified as held to maturity, are carried at fair value.

•	Certain assets (principally furniture, equipment, prepaid expenses, and certain deferred tax assets) have been designated as nonadmitted assets and excluded from assets by a charge to statutory surplus. Under GAAP, such amounts are carried at amortized cost with the appropriate valuation allowance, when necessary.

•	Intangible assets (present value of future profits and goodwill) and other adjustments, resulting from the Company’s and its subsidiaries’ acquisitions, are not recorded for statutory purposes. Under GAAP, the present value of future profits is recorded and amortized, and goodwill is recorded at cost and tested for impairment using a fair value methodology at least annually.

•	Derivative instruments are valued consistently with the hedged items. Derivatives are recorded at amortized cost if the hedged item is recorded at amortized cost. Derivatives are recorded at fair value and net income is adjusted for fair value changes, if the hedged item is also recorded at fair value. Derivative instruments that do not meet or no longer meet the criteria of a highly effective hedge (“nonqualifying derivatives”) are recorded at fair value and the changes in fair value are recorded as unrealized gains and losses in surplus. Under GAAP, derivatives are held at fair value and all changes in fair value are taken initially through equity for qualified cash flow hedges, net income (with an offset change in value for changes in the hedged item) for qualified fair value hedges and nonqualifying derivatives to the extent that hedging relationships are highly effective, the derivatives’ impact on earnings is limited to payments and receipts of periodical coupons. Under GAAP, the ineffectiveness is measured and recorded in earnings.

•	Embedded derivatives are carried consistently with the host instruments. Under GAAP, embedded derivatives that are not clearly and closely related to the host are bifurcated and accounted for like any other stand alone derivative.

10	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

•	Aggregate reserves for life, annuities, and accident and health are based on statutory mortality and interest requirements without consideration for anticipated withdrawals. Morbidity assumptions are based on the Company’s experience. Under GAAP, the reserves are based on the present value of future benefits less the present value of future net premiums based on mortality, morbidity and other assumptions including anticipated withdrawals which were appropriate at the time the policies were issued or acquired.

•	Interest Maintenance Reserve (“IMR”) represents the deferral of interest-related realized gains and losses, net of tax, on primarily fixed maturity investments, which are amortized into income over the remaining life of the investment sold. No such reserve is required under GAAP.

•	Federal income taxes are provided for the Company’s estimated current and deferred liability. Deferred taxes are provided for differences between financial statement and tax bases of assets and liabilities. Changes in deferred tax assets and liabilities are recognized as a separate component of gains and losses in statutory surplus, while under GAAP, these changes are included in income tax expense or benefit. Gross deferred tax assets not meeting the realization criteria outlined in SSAP No. 10, Income Taxes, are not admitted. Under GAAP, gross deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the assets will be realized.

•	Asset Valuation Reserve (“AVR”) represents a contingency reserve for credit-related risk on most invested assets of the Company, and is charged to statutory surplus. No such reserve is required under GAAP.

•	Policy acquisition costs are expensed as incurred, while under GAAP these costs are deferred and recognized over either (1) the expected premium paying period, or (2) the estimated life of the contract.

•	Reserves are reported net of ceded reinsurance; under GAAP, reserves relating to business in which the ceding company is not legally relieved of its liability are reported gross with an off-setting reinsurance receivable.

•	A provision is established for unsecured reinsurance recoverable balances from unauthorized reinsurers. The change in this provision is credited or charged to unassigned statutory surplus. Under GAAP, a provision is established for uncollectible reinsurance balances with any changes to this provision reflected in earnings for the period.

•	The Statements of Summary of Operations are different in certain respects, with life and annuity premiums being recognized as revenue when the policies and contracts are issued. Accident and health premiums are earned on a pro rata basis over the term of the policies. Under GAAP, premiums on life insurance policies are recognized when due; premiums on annuity contracts are not recognized as revenue but as deposits.

11	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

•	Revenues for universal life policies and investment products consist of the entire premium received; benefits represent the death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges are not recognized as premium revenue; benefits represent the excess of benefits paid over the policy account values and interest credited to the account values.

•	The cumulative effect of changes in accounting principles are recorded as increases or decreases in statutory surplus; under GAAP, cumulative effect of changes in accounting principles affect net income.

•	The change in the unrealized gain or loss on certain investments is recorded as an increase or decrease in statutory surplus; under GAAP, such unrealized gains and losses are recorded as a component of comprehensive income.

•	The Statements of Cash Flows differ in certain respects from the presentation required by FASB Statement No. 95, Statement of Cash Flows, including the presentation of the changes in cash and short-term investments instead of cash and cash equivalents. Short-term investments include securities with maturities, at the time of acquisition, of one year or less. For statutory purposes, there is no reconciliation between net income and cash from operations.

The principal differences between statutory capital and surplus and GAAP shareholder’s interest and net income (loss) as of and for the years ended December 31, 2005 and 2004, respectively, are as follows:

	Equity		Net income (loss)
	2005	2004	2005	2004
Statutory basis:	$825.8	$936.7	$(24.1)	$173.3
Investment in subsidiaries	452.6	460.2	56.1	182.3
Investment valuation differences	124.4	237.3	(35.8)	(403.8)
Intangible assets	832.8	865.1	(33.1)	(39.1)
Reserves	7.1	(422.2)	394.3	31.9
IMR	105.2	114.4	(9.2)	637.2
Deferred income taxes	(830.1)	(489.2)	(348.6)	(371.8)
AVR	74.7	76.5	—	—
Nonadmitted assets	17.1	30.6	—	—
Deferred acquisition costs	1,543.2	1,310.3	242.5	176.5
Other	(25.8)	(61.8)	4.2	(24.7)

GAAP basis	$3,127.0	$3,057.9	$246.3	$361.8

12	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(e)	Recognition of Revenue and Related Expenses

Premiums and annuity considerations are recognized as revenue when the policies and contracts are issued. Benefits and other fund withdrawals are expensed as incurred. Policy acquisition and maintenance expenses are charged to operations as incurred.

For all other accident and health contracts, premiums are earned on a pro rata basis over the applicable policy period. Premiums and fund deposits for universal life, single premium immediate annuity, and single premium deferred annuity contracts are reported as revenue when collected.

(f)	Investments

Investments in bonds are generally stated at amortized cost except for bonds where the NAIC rating has fallen to 6 and the NAIC market value has fallen below amortized cost, in which case they are carried at NAIC market value. Amortization of mortgage and asset-backed bonds is based on anticipated prepayments at the date of purchase, with significant changes in estimated cash flows from original purchase assumptions recognized using a composite method. Amortization is accounted for using a method that approximates the interest method. Prepayment assumptions for mortgage and asset-backed bonds are obtained from broker-dealer surveys or internal estimates.

Common stock of unaffiliated companies is carried at market value. Investments in common stocks of wholly owned subsidiaries, (see note 1(a)), are valued at the statutory equity of the subsidiaries as described in the Purposes and Procedures Manual of the Securities Valuation Office of the NAIC. Changes in the proportionate share of such subsidiaries are recorded as unrealized gains and losses. Dividends from subsidiaries are recorded as income when paid.

Preferred stocks are carried at cost, except where the NAIC rating is 4 or below and the NAIC market value has fallen below amortized cost, in which case it is carried at NAIC market value. For the years ended December 31, 2005 and 2004, there were no nonadmitted amounts relating to preferred stocks as a result of impairment. For the years ended December 31, 2005 and 2004, there was no realized loss relating to preferred stocks as a result of impairment.

Short-term investments (maturity dates of one year or less from the acquisition date) are stated at cost, which approximates fair value due to their short-term maturity and are included in cash and short-term investments. Real estate is stated at depreciated cost.

Mortgage loans and policy loans are stated at their unpaid principal balance, less an allowance for loan losses, if any. Interest on mortgage loans, including amortization of premiums, discounts, and deferred fees, is recorded as earned as is included in investment income. At December 31, 2005 and 2004 and for years then ended, the Company had no impaired loans. Limited partnerships’ interests are accounted for using the equity method.

Impairment of investment securities results in a charge to operations when a market decline below cost is other than temporary. Management regularly reviews each investment security for impairment based on criteria that include the extent to which cost exceeds market value, the duration of that market decline, and analysis of the financial health of and specific prospects for the issuer of the

13	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

security. The Company actively performs comprehensive market research, monitors market conditions, and segments its investments by credit risk in order to minimize impairment risks.

The Company temporarily loans securities to broker-dealers and other financial institutions. In accordance with the NAIC Valuations of Securities Manual, the Company requires minimum collateral on securities loaned equal to 102% of the market value of the loaned securities. Compliance with collateral requirements are validated daily by the Company. The Company also tracks each lending transaction and the data elements necessary for NAIC reporting. As of December 31, 2005 and 2004, the Company had loaned securities with a market value of $241.7 and $439.0, respectively. At December 31, 2005, the fair value of cash and noncash collateral held was $243.6 and $6.0, respectively. At December 31, 2004, the fair value of cash and noncash collateral held was $455.3 and $10.1, respectively.

Realized investment gains and losses, determined on a specific identification basis, are reduced by amounts transferred to IMR and are reflected as an element of net income, net of related tax. For bonds and preferred stock carried at NAIC market value, the difference between amortized cost and market value is treated as a nonadmitted asset. Changes in market values of common stock and changes in statutory equity of unconsolidated subsidiaries are reflected as unrealized gains and losses on investments in unassigned surplus.

(g)	Nonadmitted Assets

Certain assets, principally furniture, equipment, agents’ debit balances, certain amounts related to investments in or near default, prepaid expenses, and certain deferred income tax assets have been designated as nonadmitted assets and excluded from assets by a charge to statutory surplus. Changes in these assets are presented as changes in unassigned surplus.

(h)	Aggregate Reserves

Policy reserves on annuity and supplementary contracts are calculated using the Commissioners’ Annuity Reserve Valuation Method. The valuation interest assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and their issue year.

Policy reserves on life insurance contracts are based on statutory mortality and valuation interest rates using either the net level premium method or the Commissioner’s Reserve Valuation Method. The valuation interest and mortality assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and their issue year. Liabilities for life policy reserves are based on statutory mortality and interest requirements without consideration of withdrawals.

Accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using specified statutory interest rates, mortality, or morbidity assumptions.

Valuation methods provide, in the aggregate, reserves that are greater than or equal to the minimum of guaranteed policy cash values or the amounts required by law.

14	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(i)	Liability for Policy and Contract Claims and Claims Adjustment Expenses

The liability for policy and contract claims represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes a provision for (a) claims that have been reported to the insurer, (b) claims related to insured events that have occurred but that have not been reported to the insurer as of the date the liability is estimated, and (c) claims adjustment expenses.

Actual experience is subject to the effects of trends in claim severity and frequency. Although considerable variability is inherent in the actual experience related to reserve assumptions, management believes that the reserves are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

(j)	Interest Maintenance Reserve

IMR represents the deferral of interest-related realized capital gains and losses, net of tax, on primarily fixed maturity investments. These gains and losses are amortized into income on a level yield method over the estimated remaining life of the investment sold or called.

(k)	Asset Valuation Reserve

AVR is a contingency reserve for credit-related losses on most investments and is recorded as a liability through a charge to statutory surplus. The reserve is calculated based on credit quality using factors provided by the NAIC.

(I)	Income Taxes

The Company files a consolidated life insurance Federal income tax return with its common parent GECA and its life insurance affiliates:

GE Life and Annuity Assurance Company (“GELAAC,” renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

JLIC

AML

FHL

GE Capital Life Assurance Company of New York (renamed Genworth Life Insurance Company of New York as of January 1, 2006)

Professional Insurance Company

Union Fidelity Life Insurance Company (for periods up to April 15, 2004 only)

RLIC

RLIC II

15	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The method of income tax allocation is subject to written agreement. Allocation is based on the separate return liabilities with offsets for losses and credits utilized to reduce current consolidated tax liability. Inter-company tax balances are settled quarterly, with a final settlement after filing of the Federal income tax return. For 2004, through the date up to the IPO, the Company’s U.S. life insurance entities were included in the consolidated Federal income tax return of GE.

Effective July 1, 2003, the Company entered into a Special Tax Sharing Agreement with its parent GECA, and its subsidiary RLIC, a South Carolina special purpose captive insurance company. Effective October 1, 2004, the Company also entered into a Special Tax Sharing Agreement with its parent GECA, and its subsidiary RLIC II, a South Carolina special purpose captive insurance company. The agreements allocate to the Company the tax benefit of RLIC and RLIC II’s current net operating losses. The Company is only obligated to repay such tax benefit if RLIC and RLIC II are able to recognize such net operating losses as a carry over deduction on a stand-alone basis. Pursuant to these tax-sharing agreements the Company recognized a tax benefit of $31.8 and $55.9 during the year for RLIC and RLIC II respectively.

Federal income tax expense on income before realized capital gains varies from amounts computed by applying the current Federal corporate income tax rate to income before Federal income taxes. This is principally due to the effect of differences in calculations of aggregate reserves, amortization of intangibles, deferral of market discount on bonds, deferral of policy acquisition costs, and deduction for dividends received.

The Internal Revenue Service is currently examining the Company for the years 2003 through 2004. Additionally, certain issues for prior years are being protested at the appeals level. In 2000, the Company entered into an inter-company agreement with GNA, an affiliate, in which GNA assumed, on a nonrecourse basis, certain tax liabilities. Accordingly, certain reserves for potential liability on past years’ Federal tax returns are no longer required.

(m)	Reinsurance

Reinsurance premiums, commissions, expense reimbursement, claims, and claims adjustment expenses related to reinsured business are accounted for on a basis consistent with that used in accounting for the original policies issued and with the terms of the reinsurance contracts and are reported net of amounts ceded to other companies.

A liability has been provided for unsecured policy reserves on reinsurance ceded to companies not authorized to assume business in the state of domicile. Changes in this liability are reported directly in unassigned surplus.

Liability for policy and contract claims ceded have been reported as reductions of the related reserves rather than as assets as would be required under GAAP.

(n)	Guaranty Fund Assessments

The Company is required by law to participate in the guaranty associations of the various states in which they do business. The state guaranty associations ensure payment of guaranteed benefits, with

16	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies involved in similar lines of business.

(o)	Electronic Data Processing (EDP) Equipment and Software

EDP equipment and operating software are admitted assets to the extent they do not exceed 3% of capital and surplus (as adjusted for central fixed assets and intangible assets, and are depreciated over three years on a straight-line basis). For the years ended December 31, 2005 and 2004, depreciation expense was $12.1 and $7.3, respectively. Accumulated depreciation totaled $38.5 and $26.4 at December 31, 2005 and 2004, respectively.

(p)	Derivatives

The Company applies SSAP No. 86, Accounting for Derivative Instruments and Hedging, Income Generation, and Replication (Synthetic Asset) Transactions (“SSAP 86”) for all of its derivative positions. This statement establishes statutory accounting principles for derivative instruments and hedging, income generation, and replication (synthetic asset) transactions using selected concepts outlined in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. SSAP 86 requires that derivative instruments used in hedging transactions that meet the criteria of a highly effective hedge shall be valued and reported consistently with the hedged items. The statement also requires that derivatives instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge shall be valued at fair value with the changes in fair value recorded as unrealized gains and losses in surplus.

The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposures arising from mismatches between assets and liabilities. The Company does not hold any other type of derivative instruments at December 31, 2005.

Derivative instruments are carried at values consistent with the items being hedged. At December 31, 2005, interest rate swaps that are qualifying for hedge accounting were carried at amortized cost. Realized investment gains and losses are reduced by amounts transferred to IMR and are reflected as an element of net income, net of tax. Any fees associated with swaps are amortized to income using the straight-line method.

(q)	Prior Period Correction

The balance in 2004 reflected as a prior period correction represents the correction of errors in the prior period statutory financial statements. These corrections are reported as adjustments to unassigned funds in the period that the item is identified in accordance with the NAIC SSAP No. 3, Accounting Changes and Corrections of Errors. The Company made a correction to its loading on deferred and uncollected premiums process and began accruing for an experience refund under a funds withheld reinsurance agreement, which changes resulted in adjustments to surplus of $(54.4) and $23.6, respectively, In addition, the value of the Company’s equity holdings of subsidiaries was increased by $1.2 as a result of the loading correction.

17	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(r)	Reclassifications

Certain prior year amounts in the accompanying financial statements and notes thereto have been reclassified to conform to the current year’s presentation. There is no impact on net income or capital and surplus from these reclassifications.

(s)	Application of Accounting Pronouncements

In June 2005, the NAIC’s Accounting Practices and Procedures Task Force issued SSAP No. 90, Accounting for the Impairment or Disposal of Real Estate Investments, with an effective date of January 1, 2006. This statement establishes statutory accounting principles for the impairment or disposal of real estate investments and the treatment of long-lived assets associated with discontinued operations. An impairment loss shall be recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. Adoption of SSAP No. 90 is not expected to have a material impact on the Company’s financial condition or results of operation.

In March 2005, the NAIC’s Emerging Accounting Issues Working Group amended Interpretation (“INT”) 02-07, Definition of Phrase ‘Other than Temporary,’ to provide interpretative accounting treatment for interest related impairment that should be deemed other-than-temporary when an investor has the intent to sell, at the reporting date, an investment before recovery of the cost of the investment. The amendment of INT 02-07 was effective upon release and adoption of the amendment did not have a material impact on the Company’s financial condition or results of operation.

In June 2004, the NAIC’s Accounting Practices and Procedures Task Force issued SSAP No. 88, Investments in Subsidiary, Controlled, and Affiliated Entities, A Replacement of SSAP No. 46, with an effective date of January 1, 2005. SSAP No. 88 supercedes SSAP No. 46, Investments in Subsidiary, Controlled, and Affiliated Entities, and amends SSAP No. 68, Business Combinations and Goodwill, and changes the statutory accounting principles for investments in subsidiaries, controlled, and affiliated investments. Adoption of SSAP No. 88 did not have a material impact on the Company’s financial condition or results of operations.

In June 2004, the NAIC’s Accounting Practices and Procedures Task Force issued SSAP No. 91, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with an effective date of January 1, 2005. SSAP No. 91 supercedes SSAP No. 18, Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, SSAP No. 33, Securitization, and SSAP No. 45, Repurchase Agreements, Reverse Repurchase Agreements and Dollar Repurchase Agreements. SSAP No. 91 establishes statutory accounting principles for transfers and servicing of financial assets, including asset securitizations and security lending programs, extinguishments of liabilities, and repurchase agreements. The provisions of SSAP No. 91 were applied prospectively and did not have a material impact on the Company’s financial condition or results of operation.

(t)	Changes in Valuation Basis

During the quarter ended September 30, 2005, the Company made a change in reserves on account of a change in valuation basis on its Universal Life block of business. The valuation interest rate for

18	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

the Company’s Universal Life business was changed to be consistent with the maximum valuation interest rates allowed under the Standard Valuation Law i.e. for business from 1995 to 2005, the valuation interest rate is 4.5% instead of the guaranteed rate in the contract (which could be 4% or 3% depending on issue year). The adjustment resulted in a decrease in aggregate reserve for life contracts and a net increase in surplus of $8.5.

(2)	Investments

(a)	Bonds and Preferred and Common Stocks

At December 31, 2005 and 2004, the carrying value, gross unrealized gains and losses, and NAIC market values of the Company’s bonds and preferred and common stocks, excluding stocks of affiliates, were as follows:

	2005
	Carrying value	Gross unrealized gains	Gross unrealized losses	NAIC market value
Bonds:
U.S. governments	$196.1	$18.2	$(0.3)	$214.0
States and political subdivisions	22.8	1.9	—	24.7
Special revenue	31.4	0.6	(0.2)	31.8
Public utilities	410.8	19.7	(1.6)	428.9
Industrial and miscellaneous	3,317.0	140.6	(24.8)	3,432.8
Mortgage and asset-backed	1,044.1	11.4	(18.6)	1,036.9

Total bonds	5,022.2	192.4	(45.5)	5,169.1
Preferred and common stock (nonaffiliated)	6.1	4.3	—	10.4

Total bonds and preferred and common stock	$5,028.3	$196.7	$(45.5)	$5,179.5

19	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

	2004
	Carrying value	Gross unrealized gains	Gross unrealized losses	NAIC market value
Bonds:
U.S. governments	$181.4	$11.9	$(0.1)	$193.2
States and political subdivisions	24.7	1.2	—	25.9
Special revenue	108.4	3.6	(0.2)	111.8
Public utilities	450.3	30.8	(2.2)	478.9
Industrial and miscellaneous	3,122.0	204.5	(14.4)	3,312.1
Mortgage and asset-backed	1,012.4	22.7	(4.9)	1,030.2

Total bonds	4,899.2	274.7	(21.8)	5,152.1
Preferred and common stock (nonaffiliated)	6.7	4.3	—	11.0

Total bonds and preferred and common stock	$4,905.9	$279.0	$(21.8)	$5,163.1

The fair value of bonds in accordance with GAAP was $5,161.1 and $5,134.5 at December 31, 2005 and 2004, respectively.

The scheduled maturity distribution of the bond portfolio at December 31, 2005 follows. Expected maturities may differ from scheduled contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	2005
	Carrying value	NAIC market value
Due in one year or less	$63.6	$64.3
Due after one year through five years	567.5	594.7
Due after five years through ten years	1,318.9	1,351.8
Due after ten years	2,028.1	2,121.4

Subtotals	3,978.1	4,132.2
Mortgage and asset-backed securities	1,044.1	1,036.9

Totals	$5,022.2	$5,169.1

20	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

As required by law, the Company has investments on deposit with governmental authorities and banks for the protection of policyholders with a statement value of $5.9 and $14.3 at December 31, 2005 and 2004, respectively.

At December 31, 2005, approximately 66.0% and 8.2% of the Company’s investment portfolio is comprised of security issues in the industrial and miscellaneous, and public utilities (unaffiliated), categories, respectively, the vast majority of which are rated investment grade, and which are senior secured bonds. This portfolio is widely diversified among various geographic regions in the United States, and is not dependent on the economic stability of one particular region.

At December 31, 2005 and 2004, the Company did not hold any investments in any single issuer, other than securities issued or guaranteed by the U.S. Government, which exceeded 10% of capital and surplus except as follows:

Issuer name	2005 Amount	2004 Amount
Affiliates:
Oriole CDO Inc	$144.9	$—
JLIC	108.4	111.9
AML	105.3	98.8
Nonaffiliates:
LB-UBS Commercial Mortgage Trust	—	93.8

The credit quality of the bond portfolio at December 31, 2005 and 2004 follows. The quality ratings represent NAIC designations.

	2005		2004
	Carrying value	Percent	Carrying value	Percent
Class 1 – highest quality	$3,036.2	60.4%	$2,963.6	60.5%
Class 2 – high quality	1,559.6	31.1	1,440.1	29.4
Class 3 – medium quality	277.7	5.5	312.4	6.4
Class 4 – low quality	111.4	2.2	135.8	2.8
Class 5 – lower quality	23.7	0.5	31.3	0.6
Class 6 – in or near default	13.6	0.3	16.0	0.3

Totals	$5,022.2	100.0%	$4,899.2	100.0%

Bonds with ratings ranging from AAA/Aaa to BBB-/Baa3, as assigned by a rating service such as Standard and Poor’s Corporation or Moody’s Investment Services, are generally regarded as investment grade securities. Some agencies and treasuries (that is, those securities issued by the United States government or an agency thereof) are not rated, but all are considered to be investment

21	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

grade securities. The NAIC regards agencies and treasuries and all A ratings as Class 1 (highest quality), BBB/Baa ratings as Class 2 (high quality), BB/Ba ratings as Class 3 (medium quality), B ratings as Class 4 (low quality), all C ratings as Class 5 (lower quality), and D ratings as Class 6 (in or near default).

Bonds with a book value of $13.6 and $12.5 and statement value of $14.4 and $12.0 were in default at December 31, 2005 and 2004, respectively.

(b)	Common Stocks of Affiliates

The Company’s investment in common stock at December 31, 2005 and 2004 includes its proportionate ownership percentage as disclosed in note 1(a). The following tables summarize data from the statutory financial statements of those affiliates as of and for the years ended December 31, 2005 and 2004, respectively, except for RLIC III which was formed on October 10, 2005:

	AML	JLIC	RLIC	RLIC II	RLIC III
2005:
Total admitted assets	$806.1	$268.4	$1,053.4	$768.6	$0.3
Total liabilities	700.8	160.0	839.3	462.0	—
Total capital and surplus	105.3	108.4	214.1	306.6	0.3
Net income (loss)	6.5	4.9	(168.2)	(157.1)	—
2004:
Total admitted assets	$785.4	$341.9	$857.0	$463.0	$—
Total liabilities	686.6	230.0	674.1	298.8	—
Total capital and surplus	98.8	111.9	182.9	164.2	—
Net income (loss)	8.2	266.7	(165.4)	(203.0)	—

The Company’s investments in RLIC and RLIC II were reduced to zero at December 31, 2005 and 2004, as RLIC and RLIC II have negative surplus (excluding surplus notes outstanding).

(c)	Mortgage Loans

At December 31, 2005 and 2004, the Company’s mortgage loan portfolio consisted of 368 and 316 first lien commercial mortgage loans, respectively. The loans, which were originated by the Company through a network of mortgage bankers, were made only on developed and leased properties and have a maximum loan-to-value ratio of 75% at the date of origination. The Company does not engage in construction lending or land loans.

During 2005 and 2004, the Company originated $64.7 and $86.9, respectively, of mortgages secured by real estate in California, which represents 15.35% and 36.8% of total originations, respectively. At December 31, 2005 and 2004, the Company held $313.3 and $271.6, respectively, of mortgages secured by real estate in California, which is 21.8% and 23% of its total mortgage portfolio, respectively.

22	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The portfolio consisted of loans with an average loan balance of $3.9 and $3.7 at December 31, 2005 and 2004, respectively. All of the Company’s mortgages were in good standing with no principal or interest payments delinquent more than 90 days as of December 31, 2005 and 2004. The maximum and minimum lending rates for mortgage loans during 2005 were 8.625% and 2.94%.

(d)	Derivative Instruments

The Company applies SSAP No. 86, Accounting for Derivative Instruments and Hedging, Income Generation, and Replication (Synthetic Asset) Transactions (“SSAP 86”) for all of its derivative positions. This statement establishes statutory accounting principles for derivative instruments and hedging, income generation, and replication (synthetic asset) transactions using selected concepts outlined in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. SSAP 86 requires that derivative instruments used in hedging transactions that meet the criteria of a highly effective hedge shall be valued and reported consistently with the hedged items. The statement also requires that derivatives instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge shall be valued at fair value with the changes in fair value recorded as unrealized gains and losses in surplus.

The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposures arising from mismatches between assets and liabilities. Under interest rate swaps, the Company agrees with other parties to exchange at specified intervals the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. At December 2005, the counterparties to all of the Company’s derivatives had a minimum credit rating of A.

The table below provides a summary of the carrying value, fair value and notional amount of interest rate swaps held by the Company:

	December 31, 2005			December 31, 2004
	Carrying value	Fair value	Notional	Carrying value	Fair value	Notional
Interest rate swaps	$—	$(1.9)	$29.5	$—	$(3.4)	$41.5

Total	$—	$(1.9)	$29.5	$—	$(3.4)	$41.5

The interest rate swaps have expiration dates ranging from January 2006 to December 2011 at December 31, 2005.

23	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(e)	Net Investment Income

For the years ended December 31, 2005 and 2004, the sources of investment income (loss) of the Company were as follows:

	2005	2004
Bonds	$338.3	$469.0
Preferred and common stock	21.2	3.1
Mortgage loans	86.0	75.7
Policy loans	16.6	15.8
Short-term investments	1.8	0.5
Real estate	1.3	6.5
Derivative instruments	(1.2)	(3.1)
Limited partnerships	21.2	14.0
Other	2.4	(131.1)

Gross investment income	487.6	450.4
Investment expenses	6.9	12.1

Net investment income	$480.7	$438.3

Included in other investment income for the year ended December 31, 2004 is $132.5 that was transferred to UFLIC in connection with the reinsurance transaction described in note 9.

For the years ended December 31, 2005 and 2004, proceeds and gross realized capital gains and losses resulting from sales, maturities, or other redemptions of investments were as follows:

	2005	2004
Proceeds from sales, maturities, or other redemptions of fixed maturities	$1,279.7	$931.8

Gross realized capital:
Gains	$18.7	$704.3
Losses	(21.4)	(66.4)

Subtotal	(2.7)	637.9
Federal income tax provision	(1.1)	(244.2)
Transferred to IMR, net of tax	(2.0)	(648.9)

Net realized capital losses	$(5.8)	$(255.2)

24	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(f)	Impairment of Investment Securities

The Company regularly reviews each investment security for impairment in accordance with its impairment policy, which includes both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security position is in an unrealized loss position, and for fixed maturities, whether the issuer is in compliance with terms and covenants of the security. The Company’s qualitative criteria includes the financial strength and specific prospects for the issuer as well as its intent to hold the security until recovery. The Company’s impairment reviews involve its finance, risk and asset management teams as well as the portfolio management and research capabilities of GE Asset Management Incorporated and other third-party asset managers, as required.

For fixed maturities, the Company recognizes an impairment charge to earnings in the period in which it determines that it does not expect either to collect principal and interest in accordance with the contractual terms of the instruments or to recover based on underlying collateral values, considering events such as a payment default, bankruptcy or disclosure of fraud. For equity securities, the Company recognizes an impairment charge in the period in which it determines that the security will not recover to carrying value within a reasonable period. The Company determines what constitutes a reasonable period on a security-by-security basis based upon consideration of all the evidence available to it including the magnitude of an unrealized loss and its duration. In any event, this period does not exceed 18 months for common equity securities. The Company measures impairment charges based on the difference between the carrying value of the security and its estimated fair value. Estimated fair value is based on NAIC value or quoted market price, except for certain infrequently traded securities where the Company estimate values using internally developed pricing models. These models are based upon common valuation techniques and require the Company to make assumptions regarding credit quality, liquidity and other factors that affect estimated values.

During 2005 and 2004, the Company recognized impairment losses of $11.9 and $3.4, respectively, included in net investment income. The Company generally intends to hold securities in unrealized loss positions until they recover. However, from time to time, the Company sells securities in the normal course of managing its portfolio to meet diversification, credit quality, yield and liquidity requirements.

25	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The following table presents the gross unrealized losses and estimated fair values of the Company’s investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2005:

	Less than 12 months			12 months or more
Description of securities	Estimated fair value	Gross unrealized securities	Number of securities	Estimated fair value	Gross unrealized losses	Number of securities
Fixed maturities:
U.S. governments	$1.3	$—	2	$—	$—	—
States and political subdivisions	8.3	(0.3)	6	4.7	(0.1)	2
Special revenue	54.4	(1.1)	8	5.9	(0.2)	5
Public utilities	93.4	(1.5)	16	0.6	—	1
Industrial and miscellaneous and mortgage and asset-backed	1,525.8	(36.7)	260	147.7	(5.6)	43

Sub-total fixed maturities	1,683.2	(39.6)	292	158.9	(5.9)	51
Total equity securities	—	—	—	0.2	—	2

Total temporarily impaired securities	$1,683.2	$(39.6)	292	$159.1	$(5.9)	53

% Below cost—fixed maturities:
<20% Below cost	$1,682.0	$(39.2)	291	$157.0	$(5.3)	49
20-50% Below cost	1.2	(0.4)	1	1.9	(0.6)	2
>50% Below cost	—	—	—	—	—	—

Total fixed maturities	1,683.2	(39.6)	292	158.9	(5.9)	51

% Below cost—equity securities:
<20% Below cost	—	—	—	0.2	—	2
20-50% Below cost	—	—	—	—	—	—
>50% Below cost	—	—	—	—	—	—

Total equity securities	—	—	—	0.2	—	2

Total temporarily impaired securities	$1,683.2	$(39.6)	292	$159.1	$(5.9)	53

Investment grade	$1,497.7	$(34.6)	251	$100.1	$(3.3)	35
Below investment grade	185.5	(5.0)	41	59.0	(2.6)	18
Not Rated	—	—	—	—	—	—

Total temporarily impaired securities	$1,683.2	$(39.6)	292	$159.1	$(5.9)	53

The investment securities in an unrealized loss position as of December 31, 2005 consist of 345 securities accounting for unrealized losses of $45.5 million. Of these unrealized losses, 83% is investment grade (NAIC designation 1 through 2) and 98% is less than 20% below cost. The amount of the unrealized loss on these securities is primarily attributable to increases in interest rates and changes in credit spreads.

For the investment securities in an unrealized loss position as of December 31, 2005, two securities are below cost 20% or more and below investment grade (NAIC designation 3 and below) for twelve months or more accounting for unrealized losses of $0.6 million. These securities consist of two issuers in the airline and automotive industries and are current on all terms. All airline securities are

26	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

collateralized by commercial jet aircraft associated with several domestic airlines. We believe these airline security holdings are in a temporary loss position as a result of ongoing negative market reaction to difficulties in the commercial airline industry. The unrealized loss on the automotive investments was primarily caused by legacy issues and declines in market share. The automotive issuer continues to maintain significant liquidity relative to their maturities and we expect to collect full principal and interest.

Because we have the ability and intent to hold these investment securities until the recovery of the fair value up to the cost of the investments, which may be maturity, we do not consider these investments to be other-than-temporarily impaired at December 31, 2005.

(3)	Aggregate Reserves

Liabilities for the life insurance products are based on the 1941 CSO, 1958 CSO, 1958 CET or 1980 CSO mortality tables. Liabilities for most annuities use either the 1971 IAM, 1971 GAM, 1983 GAM, 1983 A or Annuity 2000 mortality tables.

27	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

As of December 31, 2005 and 2004, the following table summarizes the aggregate reserves and weighted average interest rate assumptions for the Company:

	2005		2004
Line of business	Aggregate reserves	Interest rates	Aggregate reserves	Interest rates
Individual life:
Traditional	$308.7	4.5%	$101.6	4.5%
Universal	2,086.1	5.1	2,005.2	4.7
Individual supplementary contracts with life contingencies	9.0	5.9	7.3	6.2

Total individual life	2,403.8		2,114.1
Group life	24.9	5.4	24.8	5.4

Total life	2,428.7		2,138.9

Annuities:
Individual annuities:
Immediate	2,241.6	7.4	2,047.6	7.4
Deferred	347.6	6.3	374.8	6.3

Total individual annuities	2,589.2		2,422.4
Group annuities	21.7	5.6	21.9	5.5

Total annuities	2,610.9		2,444.3

Other annuities	229.3	3.2	52.0	3.8
Accident and health:
Total accident and health	1.0	4.4	0.9	4.3

Total life, annuities, and accident and health aggregate reserves	5,269.9		4,636.1

Deposit-type funds:
Supplementary contracts without life contingencies	365.4	2.8	389.8	2.6
Other deposit-type funds	838.4	5.8	616.6	6.8

Total deposit-type funds	1,203.8		1,006.4

Total aggregate reserves and deposit-type funds	$6,473.7		$5,642.5

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the end of the month of death. Reserves for surrender values in excess of reserves otherwise required are established in aggregate reserves – life and annuity contracts.

28	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

For all traditional life policies, the substandard extra reserve equals one-half the annual gross extra premium, and for all interest-sensitive life policies, except two plans, the substandard extra reserve equals one-twenty-fourth of the annual valuation cost of insurance. For two interest-sensitive life plans, with single or limited pay substandard extra premiums, the unearned portion of those substandard reserves are utilized as the substandard extra reserve.

The reserve for substandard Structured Settlements policies is based on a standard mortality plus a flat extra calculated at issue to produce the life expectancy determined during the underwriting process.

The reserve for substandard Immediate Annuities issued in 2005, other than Structured Settlement policies, is based on a standard mortality plus a flat extra calculated at issue to produce the present value of future benefits using the rated age determined during the underwriting process.

As of December 31, 2005 and 2004, the Company has $81,333.0 and $55,008.1, respectively, of insurance in force for which the gross premiums are less than the net premiums according to the standard of valuation set by the Commonwealth of Virginia. Reserves to cover the above insurance totaled $361.4 and $258.2 at December 31, 2005 and 2004, respectively and are reported in aggregate reserves – life and annuity contracts.

The Tabular Interest, Tabular less Actual Reserves released, and Tabular Cost have been determined by formula as described in the NAIC instructions.

The determination of Tabular Interest on funds not involving life contingencies is the actual amount of interest credited.

Withdrawal Characteristics of Annuity Actuarial Reserves and Deposit-Type Contract Funds and Other Liabilities Without Life or Disability Contingencies:

	Amount	Percentage of total
Subject to discretionary withdrawal:
With market value adjustment	$3.5	0.0%
At book value less current surrender charge of 5% or more	—	—

Total with adjustment or at market value	3.5	0.0
At book value without adjustment (minimal or no charge or adjustment)	709.7	7.1
Not subject to discretionary withdrawal	9,229.9	92.8

Total, gross	9,943.1	100.0%

Reinsurance ceded	6,119.4

Total, net	$3,823.7

29	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

Deferred and uncollected life insurance premiums and annuity considerations as of December 31, 2005 and 2004 are as follows:

	2005		2004
Type	Gross	Net of loading	Gross	Net of loading
Ordinary new business	$3.5	$3.5	$3.1	$3.3
Ordinary renewal	23.0	59.0	54.5	102.3
Group life	0.3	0.1	25.8	25.7

Total premiums and accounts receivable	$26.8	$62.6	$83.4	$131.3

The Company did not have any direct written premium generated by managing general agents or third party administrators during the year.

(4)	Liability for Policy and Contract Claims

Activity in the accident and health policy claim reserve, including the present value of amounts not yet due (which are included as a component of aggregate reserves) of $0.2 each at December 31, 2005 and 2004, respectively, is summarized as follows:

	Years ended December 31
	2005	2004
Balance at January 1	$0.3	$0.4
Less reinsurance reserve credit and recoverables	(0.1)	(0.1)

Net balance at January 1	0.2	0.3

Incurred related to:
Current year	0.1	—
Prior years	—	—

Total incurred	0.1	—

Paid related to:
Current year	—	—
Prior year	0.1	0.1

Total paid	0.1	0.1

Net balance at December 31	0.2	0.2
Plus reinsurance reserve credit and recoverables	—	0.1

Claim liability at December 31	$0.2	$0.3

30	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(5)	Transactions with Affiliates

The Company, along with its subsidiaries, and various other insurance company affiliates, certain direct and or indirect subsidiaries of Genworth, and certain direct and or indirect subsidiaries of General Electric Capital Services, Inc. (denoted by **) are parties to an amended and restated services and shared expenses agreement under which each company agrees to provide and each company agrees to receive certain general services. These services include, but are not limited to, data processing, communications, marketing, public relations, advertising, investment management, human resources, accounting, actuarial, legal, administration of agent and agency matters, purchasing, underwriting and claims. Under the terms of the agreement settlements are to be made quarterly. This contract represents the principal administrative agreement between the Company and the following affiliates:

Brookfield Life Assurance Company Limited

FFRL Re Corp.

FHL

GE Group Life Assurance Company (renamed Genworth Life and Health Insurance Company as of March 24, 2006)

GE Life and Annuity Assurance Company (renamed Genworth Life and Annuity Insurance Company as of January 1, 2006) GECA

GNA

Heritage Casualty Insurance Company **

Heritage Life Insurance Company **

Jamestown Life Insurance Company

Professional Insurance Company

River Lake Insurance Company

River Lake Insurance Company II

Union Fidelity Life Insurance Company **

Viking Insurance Company, Ltd.

Verex Assurance, Inc.

Westlake Insurance Company **

Settlements under the agreement are made quarterly. For the years ended December 31, 2005 and 2004, the Company paid net payments of $92.0 and received net payments of $14.2, respectively.

The Company is a party to a Second Amended and Restated Master Outsourcing and Project Specific Agreement with Genpact International Holding Luxembourg, Swiss Branch Zug and a Master Outsourcing Agreement and Project Specific Agreement with GE Capital International Services – Americas, Inc. pursuant to which the company receives various administrative, systems and other services.

The Company and AML are parties to a Service Agreement whereby the Company provides legal, actuarial, accounting, data processing, advertising and sales promotion, salary savings processing, single premium immediate annuity processing, claims and medical consulting and executive and miscellaneous consulting services to AML.

31	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The Company is a party to an Amended and Restated Investment Management and Services with GE Asset Management Incorporated pursuant to which the Company receives investment-related services.

The Company is a party to a Derivatives Management Services Agreement with General Electric Corporation (“GECC”), Genworth and GNA pursuant to which it receives services related to its hedging program.

The Company is a party to a separate Master Agency, Servicing & Subordination Agreements with GECC and General Electric Capital Business Asset Funding Corporation pursuant to which the parties may act as co-lenders in making first mortgage loans to single or multiple borrowers.

The Company participates in reinsurance agreements whereby the Company assumes or cedes business with its affiliates. See note 9 for further details on affiliate reinsurance agreements.

At December 31, 2005, the Company has no outstanding balances under its Master Promissory Note with GNA, an affiliate company. The principal is payable upon written demand of GNA or at the discretion of the Company. The note pays interest at the cost of funds of GNA, which was 4.26% in December 2005. Cash interest paid during the year was $0.1.

In May 2004, the Company made a capital contribution in the form of cash to JLIC in the amount of $21.5.

In August 2004, the Company capitalized RLIC II by paying $0.1 in exchange for 100,000 shares (one dollar par value) of RLIC II common stock, which represents all of the authorized, issued, and outstanding shares of RLIC II. The Company also contributed securities with a value of $67.4 as additional paid-in capital to RLIC II.

The Company paid a common stock dividend of cash in the amount of $26.8 and securities with a fair market value of $402.0 to its common shareholder of record, FHL, on April 15, 2004.

The Company received a dividend of $11.0 from its subsidiary, Jamestown Life Insurance Company, on June 10, 2005 and a dividend of $9.5 from its subsidiary, American Mayflower Life Insurance Company of New York, on June 10, 2005. No dividends were received from the Company’s subsidiaries in 2004.

After prior notification to the Insurance Department of its state of domicile, the Company paid a dividend of $91.0 to its stockholder of record, Federal Home Life Insurance Company, on June 10, 2005.

The Company paid a preferred stock dividend of $7.3 in the year 2004 to its preferred shareholder of record, GEFAHI, in an amount equal to the accrued dividend on the preferred stock up to and including the date of its redemption.

In July 2003 and December 2004, the Company entered into separate agreements with MBIA Insurance Corporation (“MBIA”) for the benefit of RLIC and RLIC II respectively. The agreements, among other things, obligate the Company (subject to certain exclusions) to indemnify and hold harmless RLIC, RLIC II, MBIA, and Milliman USA (“Milliman”) from and against any and all claims, liabilities, losses, costs and expenses and damages that may be incurred by or asserted against RLIC, RLIC II, MBIA and Milliman by any party relating to or arising out of the transactions contemplated by the Reinsurance

32	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

Agreement between the Company and RLIC, dated as of July 28, 2003, and by the Reinsurance Agreement between the Company and RLIC II, dated October 1, 2004, or certain related agreements, to the extent that such losses, claims, liabilities, expenses or damages resulted from RLIC’s and/or RLIC II’s failure to make any payment required to be made by it to any party under any such agreement, but excluding any payments of premiums, fees and expenses to be made in the ordinary course, and payments of principal and interest on the surplus notes issued by RLIC and/or RLIC II.

On August 19, 2005, the Company sold approximately $156.6 of investment securities (foreign bonds) to an affiliated special purpose entity (“SPE”), Oriole CDO, Inc., in exchange for $144.9 of structured notes (asset-backed securities) and $11.7 of cash. The sole purpose of the SPE is to securitize these investment securities and issue secured notes to various affiliated companies. Under statutory accounting principles, the transaction is accounted for as a true sale. The securitized investments are owned in their entirety by the SPE and are not available to satisfy the claims of our creditors. The structured notes are recorded in bonds at December 31, 2005.

The Company recorded noncash exchanges of certain assets with affiliated parties totaling $33.9 and $86.1, during 2005 and 2004, respectively.

Total amounts due from or owed to affiliates at December 31, 2005 and 2004 are included in the following balance sheet captions:

	2005	2004
Assets:
Receivable from parent, subsidiaries, and affiliates	$25.1	$8.7
Other amounts receivable under reinsurance contracts	111.8	70.4
Income tax recoverable	129.3	14.4
Funds held by or deposited with reinsured companies	321.7	29.4

Total assets	$587.9	$122.9

Liabilities:
Other amount payable on reinsurance	$20.3	$62.9
Commission payable	3.4	9.8
Payable to parent, subsidiary, and affiliates	29.0	27.9

Total liabilities	$52.7	$100.6

The experience rating refund included in premiums and accounts receivable on reinsurance ceded in the table above was calculated in accordance with the reinsurance agreement with the Company’s subsidiaries, RLIC and RLIC II. The experience rating refund is primarily determined by claims experience on the ceded blocks, in addition to numerous factors that include profitability of the subsidiaries during the period covered by the refund.

33	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(6)	Pension and Defined Benefit Plan

The Company has no employees, however, it has allocated costs for services provided by employees of affiliated companies (“Genworth Employees”).

Prior to September 27, 2005, Genworth Employees participated in the GE Pension Plan. Costs are allocated to the Company as a percentage of the employee’s base salary. Pension costs allocated to the Company amounted to $0.4 and $0.6 for 2005 and 2004, respectively. The Company has no legal obligation for benefits under this plan.

Genworth Employees participate in the Genworth Pension Plan. Costs are allocated to the Company as a percentage of the employee’s base salary. Pension costs allocated to the Company amounted to $1.2 for 2005. The Company has no legal obligation for benefits under this plan.

The Company has a frozen defined benefit pension plan. Pension expense was $2.0 and $1.0 in 2005 and 2004, respectively. At December 31, 2005, the Company pension plan’s total accumulated benefits obligation, determined in accordance with FASB Statement No. 87, Employers’ Accounting for Pensions, and based on an assumed discount rate of 5.75% was $30.2, and the fair value of plan assets was $23.7. Also, at December 31, 2005 and 2004, respectively, the Company recorded a minimum pension liability of $5.0 and $5.9, respectively.

Genworth Employees who met the age and service requirements as of September 27, 2006 are eligible for GE medical and life insurance coverage during retirement. Expenses of the plan are charged to the Company on a per person basis. The Company’s share of expenses for retirees under these plans was $3.9 and $5.1 for 2005 and 2004, respectively. The company has no legal obligation for benefits under these plans.

Genworth Employees are eligible for Genworth medical and life insurance coverage during retirement subject to age and service requirements. Expenses of the plan are charged to the Company on a per person basis. The Company’s share of expenses for retirees under these plans was $0.3 for 2005. The company has no legal obligation for benefits under these plans.

Prior to September 27, 2005, Genworth Employees participated in the GE Savings and Security Program. The Company’s share of this saving plan expense was $0.9 and $1.2 for 2005 and 2004, respectively. The Company has no legal obligation for benefits under this plan.

The Company participates in the Genworth 401K. The Company’s share of this savings plan expense was $0.7 for 2005. The Company has no legal obligation for benefits under this plan.

Prior to September 27, 2005, Genworth Employees were eligible for GE severance payments upon termination of service. Costs are allocated to the company as a percentage of the employee’s base salary. Post employment costs allocated to the Company amounted to $0.6 and $0.9 for 2005 and 2004, respectively. The Company has no legal obligation for benefits under this plan.

Genworth employees are eligible for Genworth severance payments upon termination of service. Costs are allocated to the company as a percentage of the employee’s base salary. Post employment costs allocated to the Company amounted to $0.06 for 2005. The Company has no legal obligation for benefits under this plan.

34	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(7)	Income Taxes

The components of the net deferred tax assets and deferred tax liabilities recognized in the Company’s Statements of Admitted Assets, Liabilities, and Capital and Surplus at December 31, 2005 and 2004 consist of the following:

	2005	2004
Gross deferred tax assets (admitted and nonadmitted)	$297.6	$380.9
Gross deferred tax liabilities	(24.9)	(15.3)

Net deferred tax asset	272.7	365.6

Nonadmitted deferred tax assets	(229.5)	(307.5)

Net admitted deferred tax assets	$43.2	$58.1

Increase (decrease) in deferred tax assets nonadmitted	$(78.0)	$127.6

The (benefit) provision for incurred taxes on earnings for the years ended December 31, 2005 and 2004 are:

	2005	2004
Federal income taxes	$(240.8)	$(271.9)
Federal income tax on net capital gains	1.1	244.3

Federal income taxes incurred	$(239.7)	$(27.6)

35	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2005 and 2004 are as follows:

	2005	2004
Deferred tax assets:
Investments	$20.7	$40.2
Miscellaneous receivables	1.6	3.3
Fixed assets	4.7	0.5
Deferred acquisition costs	131.6	132.5
Guarantee fund assessments	—	0.4
Other assets	—	5.1
Reserves	125.1	164.1
Accruals	5.2	33.4
State income taxes	1.9	1.4
Reinsurance in unauthorized companies	6.8	—

Total deferred tax assets	297.6	380.9
Nonadmitted deferred tax assets	(229.5)	(307.5)

Admitted deferred tax assets	68.1	73.4

Deferred tax liabilities:
Premiums	(24.1)	(15.3)
Investments	(0.4)	—
Others	(0.4)	—

Total deferred liabilities	(24.9)	(15.3)

Net admitted deferred tax asset	$43.2	$58.1

The change in net deferred income taxes is comprised of the following:

	2005	2004	Change
Total deferred tax assets	$297.6	$380.9	$(83.3)
Total deferred tax liabilities	(24.9)	(15.3)	(9.6)

Net deferred tax asset	$272.7	$365.6	$(92.9)

36	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The provision for Federal income taxes incurred is different from that which would be obtained by applying the statutory Federal income tax rate to income before income taxes. The significant items causing this difference are as follows:

	2005	2004
Current income taxes incurred	$(240.8)	$(271.9)
Change in deferred income tax (without tax on unrealized gains and losses)	92.9	(147.0)

Total income tax reported	$(147.9)	$(418.9)

Expected income tax expense at 35% statutory rate	$(90.7)	$56.3
Increase (decrease) in actual tax reported resulting from:
Dividends received deduction	(7.2)	—
Statutory amortization of IMR	(3.9)	(4.1)
Tax benefit River Lake Insurance Company	(31.8)	(66.2)
Tax benefit River Lake II Insurance Company	(55.9)	(46.8)
Reinsurance	—	(311.9)
Prior period adjustment – experience rating refund	—	(10.7)
Unauthorized reinsurance	(1.6)	(5.1)
Deferred tax on nonadmitted assets	0.5	2.3
Tax benefit (detriment) for capital gains (losses)	(0.2)	(22.2)
Other	42.9	(10.5)

Total income tax reported	$(147.9)	$(419.0)

The following are income taxes incurred in the current and prior years that will be available for recoupment in the event of future losses:

Year	Amount
2005	$—
2004	70.5
2003	59.2

(8)	Commitments and Contingencies

(a)	Litigation

The Company is a defendant in various cases of litigation considered to be in the normal course of business. The Company believes that the outcome of such litigation will not have a material effect on its financial position or results of operations.

37	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(b)	Mortgage Loan Commitments

As of December 31, 2005 and 2004, the Company was committed to fund $0.0 and $12.2, respectively, in mortgage loans. Because of the short-term nature of these commitments, the face value is a reasonable estimate of their fair value.

(c)	Limited Partnerships

The Company had future commitments of $56.4 and $11.3 on its investments in limited partnerships as of December 31, 2005 and 2004, respectively.

(9)	Reinsurance

The Company follows the usual industry practices of reinsuring (ceding) portions of its risk with other companies. Use of reinsurance does not discharge an insurer from liability on the insurance ceded. The insurer is required to pay in full the amount of its insurance obligations regardless of whether it is entitled or able to receive payment from its reinsurer. The Company monitors both the financial conditions of the reinsurers as well as risk concentrations arising from activities and economic characteristics of the reinsurers to lessen the risk of default by such reinsurers. All principal reinsurers maintain an A.M. Best rating of “A” or better.

The maximum amounts of life insurance retained by the Company on any one life may not exceed the following limits: individual life, $1.0; accidental death benefit, $0.1; group life, $0.15; group mortgage accidental benefits, $0.05; payroll deduction and 401(k) automatic issue coverage, $0.15. Amounts in excess of these maximums are reinsured with other insurance companies.

In June 2001, the Company entered into a new reinsurance agreement with JLIC retroactively from January 1, 2001 for the ceding of its new term and universal life business. The Company also maintains prior reinsurance agreements with JLIC. Total ceded reserves to JLIC for the years ended December 31, 2005 and 2004 totaled $133.0 and $115.5, respectively. Total premiums ceded to JLIC for December 31, 2005 and 2004 were $16.9 and $17.6, respectively.

In January 2002, the Company entered into a new reinsurance agreement with Brookfield Life Assurance Company (“Brookfield”), Limited for ceding of its new term business. This agreement was terminated for new business as of September 30, 2002. Total ceded reserves to Brookfield for the years ended December 31, 2005 and 2004 totaled $244.8 and $319.8, respectively. Total premiums ceded to Brookfield for the years ended December 31, 2005 and 2004 were $44.4 and $62.6, respectively.

In December 2005, the Company recaptured certain life policies under its reinsurance agreement with Brookfield. The recapture increased aggregate life reserves by $193.2 and the Company received a payment of $17.5, resulting in a net reduction to net income after income taxes of $119.6. The business recaptured from Brookfield was ceded to RLIC III in January 1, 2006 under a quota share coinsurance agreement.

38	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

On July 1, 2003, the Company entered into a new reinsurance treaty with AML and GECA to assume 90% of all the new issues of single life plans including term and graded premium whole life. The Company also maintains prior reinsurance agreements with AML and its parent company GECA.

Ceded reinsurance reserves to GECA at December 31, 2005 and 2004 were $1,248.0 and $1,092.1, respectively, while ceded premiums were $105.8 and $109.9 for the years ended December 31, 2005 and 2004, respectively.

Assumed reinsurance reserves from AML at December 31, 2005 and 2004 totaled $44.7 and $22.6, respectively. Assumed reinsurance premiums from AML for the years ended December 31, 2005 and 2004 totaled $21.2 and $15.3, respectively.

On July 1, 2003, the Company entered into a new reinsurance treaty with RLIC to cede 90% of the term life and graded premium whole life policies existing on the date of agreement and 90% of any such new policy issued by the Company or assumed from AML and GECA under the two agreements mentioned above. Total ceded reserves to RLIC for the years ended December 31, 2005 and 2004 totaled $783.1 and $603.3, respectively. Total premiums ceded to RLIC for December 31, 2005 and 2004 were $86.0 and $109.0, respectively.

On April 15, 2004, the company entered into a reinsurance agreement with Union Fidelity Life Insurance Company (“UFLIC”) pursuant to which it ceded, effective as of January 1, 2004, its structured settlement block of business. The Company ceded approximately $6,255.0 of reserves to UFLIC under the reinsurance agreement and recognized a deferred reinsurance gain through surplus of $68.9. In addition, the Company transferred $153.0 of historical IMR to UFLIC in the transaction. The reinsurance transaction, which was entered into in connection with Genworth’s initial public offering, was reviewed and approved by the Virginia Bureau of Insurance. UFLIC was not transferred to Genworth and remains a wholly owned subsidiary of GE. Reserves ceded to UFLIC were $6,118.9 and $6,180.2 for December 31, 2005 and 2004, respectively. To secure the payment of its obligations to the Company under the reinsurance agreements governing the reinsurance transactions, UFLIC has established trust accounts to maintain an aggregate amount of assets with a statutory book value at least equal to the statutory general account reserves attributable to the reinsured business less an amount to be held in certain claims paying accounts. A trustee administers the trust accounts and the Company is permitted to withdraw from the trust accounts amounts due to the Company pursuant to terms of the reinsurance agreements that are not otherwise paid by UFLIC.

On October 1, 2004, the Company entered into a new reinsurance treaty with RLIC II to retrocede 90% of AML and GECA term life and graded premium whole life policies assumed by the Company with effective dates of 1/1/2004 through 3/31/2005 and for any such policies assumed from GECA by the Company with effective dates of 1/1/2005 through 6/30/2003 (excluding policies with quota share reinsurance) and 90% any such policies issued with effective dates of January 1, 2004 through March 31, 2005. Total ceded reserves to RLIC II for the year ended December 31, 2005 totaled $391.8. Total premiums ceded to RLIC II for December 31, 2005 were $47.4.

On November 30, 2005, GELAAC entered into a reinsurance agreement with the Company on an indemnity coinsurance, funds withheld basis, to cede 90% of the institutional liabilities arising from the

39	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

funding agreements issued as part of its Registered Note Program (the “Reinsurance Agreement”). The aggregate amount of the funding agreement liabilities that can be ceded to the Company is capped at $2.0 billion (the “Maximum Program Amount”), provided, however, that the Company can increase this amount to $3.0 billion with 30 days prior written notice. As of December 31, 2005, $270.4 had been assumed by the Company pursuant to the agreement.

The reinsurance premium which is payable to the Company is the quota share of the deposits received by the Company from the funding agreements. The Company is obligated to pay the Company an expense allowance to cover the quota share of the Institutional Notes Program costs along with the quota share of the payments made by the Company under the Funding agreements. The Company does not pay a ceding commission to GELAAC. GELAAC withholds amounts due to the Company as security for the performance of the Company’s obligations under the Reinsurance Agreement. GELAAC is required to invest the withheld amounts pursuant to investment guidelines agreed to with the Company and to pay the net investment income on such amounts to the Company. Amounts due under the Reinsurance Agreement are settled no less frequently than quarterly.

The Reinsurance Agreement will remain in force as long as any of the reinsured funding agreements remain outstanding. The Reinsurance Agreement will terminate with respect to new funding agreements once the Maximum Program Amount has been reached. In addition, GELAAC may, at its option upon prior notice to the Company, cease reinsuring new funding agreements under the Reinsurance Agreement.

The effects of reinsurance on premiums earned and benefits incurred for the years ended December 31, 2005 and 2004 were as follows:

	Premiums earned		Benefits incurred
	2005	2004	2005	2004
Direct	$1,450.1	$1,468.6	$1,299.2	$1,151.1
Assumed	89.7	92.8	18.7	34.2
Ceded	(569.8)	(632.9)	(777.2)	(697.0)

Net	$970.0	$928.5	$540.7	$488.3

The Company did not write off any reinsurance balances during the year. The Company does not have any retrospectively rated contracts and contracts subject to redetermination.

(10)	Statutory Capital and Surplus and Dividend Restriction

The NAIC utilizes Risk-Based Capital (“RBC”) to evaluate the adequacy of statutory capital and surplus in relation to risks associated with: (i) asset risk, (ii) insurance risk, (iii) interest rate risk, and (iv) business risk. The RBC formula is designed as an early warning tool for the states to identify potential undercapitalized companies for the purpose of initiating regulatory action. In the course of operations, the Company periodically monitors the level of its RBC and it exceeds the minimum required levels as of December 31, 2005 and 2004, respectively.

40	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

State insurance departments, which regulate insurance companies, recognize only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under law, and for determining whether its financial condition warrants payment of a dividend to its shareholders.

The Company is restricted by the Virginia State Insurance Code as to the amount of dividends that may be paid within a 12 consecutive month period without regulatory consent. That restriction is the lesser of statutory net gain from operations for the previous year or 10% of total capital and surplus at December 31 of the previous year. At December 31, 2005, approximately $0.0 is available without prior approval for dividend payments in 2006.

(11)	Fair Value Disclosures

The fair values of financial instruments presented below are estimates of the fair values at a specific point in time using available market information and valuation methodologies considered appropriate by management. These estimates are subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not necessarily indicative of amounts the Company could realize or settle currently. The Company does not necessarily intend to dispose of or liquidate such instruments prior to maturity.

The carrying value of policy loans, short-term investments, payables, and receivables that are financial instruments approximates fair value at December 31, 2005 and 2004, and therefore are not presented in the table below.

At December 31, 2005 and 2004, the carrying amounts (under SAP) and fair values (under GAAP) of the Company’s financial instruments were as follows:

	2005		2004
Financial instruments	Carrying amount	Fair value	Carrying amount	Fair value
Bonds	$5,022.2	$5,161.1	$4,899.2	$5,134.5
Preferred stocks	5.8	9.5	5.2	8.8
Common stocks – nonaffiliates	0.3	0.3	1.5	1.7
Mortgage loans	1,438.1	1,479.7	1,183.0	1,181.1
Limited partnerships	59.5	49.1	63.9	66.6
Interest rate swaps	—	(1.9)	—	(3.4)

The fair value of bonds, preferred stocks, and common stock – non affiliates equals quoted market price, if available. If a quoted market price is not available, fair values are estimated based on management’s judgment using market prices for similar instruments.

The fair value of mortgage loans is estimated by discounting the estimated future cash flows using interest rates applicable to current loan origination, adjusted for credit risks.

41	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The carrying amount and fair value of limited partnerships are determined based on either the cost or equity method of accounting, depending on the percentage ownership of the partnership.

The fair value for all derivative swaps is based on comparable market transactions, discounted future cash flows, quoted market prices, and/or estimates of the cost to terminate or otherwise settle obligations.

(12)	Reconciliation to Annual Statement

The accompanying statutory financials do not agree to the 2005 and 2004 Annual Statements of the Company. The differences in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and the Statutory Statements of Summary of Operations, and the Statutory Statements of Changes in Capital and Surplus are due to a correction for an experience rating refund, investment in common stock – affiliates, and income taxes. The following tables summarize the differences:

	As reported in the 2005 annual statement	Difference	As reported on accompanying statutory financial statements
Statutory statement of summary of operations:
Premiums and annuity considerations	$973.1	$(3.1)	$970.0
Federal income tax (benefit) provision	(239.5)	(1.3)	(240.8)
Net income	(22.4)	(1.7)	(24.1)
Statutory statement of changes in capital and surplus:
Net income	$(22.4)	$(1.7)	$(24.1)
Change in unrealized capital gains	6.7	0.4	7.1
Change in net deferred income tax	(90.7)	(2.2)	(92.9)

42	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

	As reported in the 2004 annual statement	Difference	As reported on accompanying statutory financial statements
Statutory statement of admitted assets, liabilities and capital and surplus:
Common stock affiliates	$211.1	$(0.4)	$210.7
Federal income tax recoverable	15.8	(1.4)	14.4
Deferred income tax	55.9	2.2	58.1
Other amounts receivable under reinsurance contracts	75.5	21.9	97.4
Total admitted assets	7,232.8	22.2	7,255.0
Unassigned surplus	855.7	22.3	878.0
Statutory statement of summary of operations:
Premiums and annuity considerations	923.6	3.1	926.7
Insurance taxes, licenses, and fees	29.4	(0.1)	29.3
Federal income tax (benefit) provision	(273.4)	1.4	(271.9)
Net income	171.5	1.8	173.3
Statutory statement of changes in capital and surplus:
Net income	171.5	1.8	173.3
Change in unrealized capital gains	67.4	(0.4)	67.0
Change in net deferred income tax	144.8	2.1	147.0
Increase in non admitted assets	(134.2)	—	(134.2)
Total capital and surplus	914.4	22.3	936.7

(13)	Subsequent Events

In October 2005, the Company capitalized River Lake III by paying $0.1 in exchange for 100,000 shares ($1.00 par value) of River Lake III common stock which represents all of the authorized, issued and outstanding shares of River Lake III and contributed cash as additional paid-in capital of $0.2. During January 2006, the Company also contributed cash and securities with a value of $139.8 as additional paid-in capital to River Lake III. The State of South Carolina approved River Lake III’s certificate of authority to transact insurance in January 2006. River Lake III issued $750.0 in surplus notes to third party investors.

43	(Continued)

FIRST COLONY LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

Additionally, the Company entered into separate agreements with Financial Guaranty Insurance Company (“FGIC”) for the benefit of River Lake III. The agreements among other things, obligate the Company (subject to certain exclusions) to indemnify and hold harmless River Lake III, FGIC, and Milliman USA (“Milliman”) from and against any and all claims, liabilities, losses, costs and expenses and damages that may be incurred by or asserted against River Lake III, FGIC, and Milliman by any party relating to or arising out of the transactions contemplated by the Reinsurance Agreement between the Company and River Lake III, dated as of January 1, 2006, or certain related agreements, to the extent that such losses, claims, liabilities, expenses or damages resulted from River Lake III’s failure to make any payment required to be made by it to any party under any such agreement, but excluding any payments of premiums, fees and expenses to be made in the ordinary course, and payments of principal and interest on the surplus notes issued by River Lake III.

The Company ceded $387.9 in term insurance reserves to RLIC III during the first quarter of 2006 with insurance in force of $69,088.5.

44

Schedule 1

FIRST COLONY LIFE INSURANCE COMPANY

Schedule of Selected Data

Year ended December 31, 2005

(Dollar amounts in millions)

Investment income (loss) earned:
U.S. Government bonds	$3.4
Other bonds (unaffiliated)	334.9
Preferred stocks (unaffiliated)	0.7
Common stocks of affiliates	20.5
Mortgage loans	86.0
Real estate	1.3
Contract loans	16.6
Short-term investments	1.8
Other invested assets	21.2
Derivative instruments	(1.2)
Aggregate write-ins for investment income	2.4

Gross investment income	$487.6

Real estate owned – book value less encumbrances	$39.5
Mortgage loans – book value:
Commercial mortgages	$1,438.1

Total mortgage loans	$1,438.1

Mortgage loans by standing – book value:
Good standing	$1,438.1

Other long-term assets – statement value	$59.6

Bonds and stocks of parents, subsidiaries, and affiliates – book value:
Bonds	$144.9

Common stocks	214.0

Bonds and short-term investments by class and maturity:
Bonds and short-term investments by maturity – statement value:
Due within one year or less	$163.9
Over 1 year through 5 years	923.2
Over 5 years through 10 years	1,705.8
Over 10 years through 20 years	1,038.4
Over 20 years	1,199.9

Total by maturity	$5,031.2

Bonds and short-term investments by class – statement value:
Class 1	$3,045.2
Class 2	1,559.6
Class 3	277.7
Class 4	111.4
Class 5	23.7
Class 6	13.6

Total by class	$5,031.2

Total bonds and short-term investments publicly traded	$2,924.3

45	(Continued)

Schedule 1

FIRST COLONY LIFE INSURANCE COMPANY

Schedule of Selected Data

Year ended December 31, 2005

(Dollar amounts in millions)

Total bonds and short-term investments privately placed		$2,106.9

Preferred stocks – statement value		$5.8

Short-term investments – book value		$9.0

Options, caps, and floors owned – statement value	$

Cash on deposit		$(11.1)

Life insurance in force (gross):
Industrial		$—

Ordinary		$540,511.8

Credit life		$—

Group Life		$66.6

Amount of accidental death insurance in force under ordinary policies		$200.9

Life insurance policies with disability provisions in force:
Industrial		$—

Ordinary		$33,467.6

Credit life		$—

Group Life		$23.4

Supplementary contracts in force:
Ordinary – not involving life contingencies:
Amount on deposit		$354.9

Income payable		$2.7

Ordinary – involving life contingencies:
Income payable		$1.2

Group – not involving life contingencies:
Amount on deposit		$—

Income payable		$—

Group – involving life contingencies:
Income payable		$—

Annuities:
Ordinary:
Immediate – amount of income payable		$255.7

Deferred – fully paid account balance		$347.6

Deferred – not fully paid – account balance		$—

Group:
Amount of income payable		$1.8

Fully paid account balance		$—

Not fully paid – account balance		$3.6

Accident and health insurance – premiums in force:
Ordinary		$0.3

Group		$—

Credit		$—

46	(Continued)

Schedule 1

FIRST COLONY LIFE INSURANCE COMPANY

Schedule of Selected Data

Year ended December 31, 2005

(Dollar amounts in millions)

Deposit funds and dividend accumulations:
Deposit funds – account balance		$6.2

Dividend accumulations – account balance		$—

Claim payments 2005:
Group accident and health – year ended December 31, 2005:
2005		$—

2004		$—

2003		$—

2002		$—

2001		$—

2000		$—

1999		$—

Prior		$—

Other accident and health – year ended December 31, 2005:
2005		$0.1

2004		$—

2003		$—

2002		$—

2001		$—

2000		$—

1999		$—

Prior		$—

Other coverages that use developmental methods to calculate claims reserves:
Claims reserves:
2005	$

2004		$—

2003		$—

2002		$—

2001		$—

2000		$—

1999		$—

Prior		$—

See accompanying independent auditors’ report.

Schedule 2

FIRST COLONY LIFE INSURANCE COMPANY

Supplemental Investment Risk Interrogatories

Year ended December 31, 2005

(Dollar amounts in millions)

1.	Total admitted assets at December 31, 2005:	$7,825.0

2.	State by investment category the ten largest exposures to a single issuer/borrower/investment, excluding (i) U.S. Government, U.S. Government agency securities, and those U.S. Government money market funds listed in the Appendix to the SVO Purposes and Procedures Manual as exempt, (ii) property occupied by the Company, and (iii) policy loans.

Investment category			Amount	Percentage of total admitted assets
a.	Oriole CDO Inc 2005 B2 144A	Bond – Affiliate	$144.9	1.9%
b.	Jamestown Life Insurance	Common Stock – Affiliate	108.4	1.4
c.	American Mayflower Life Insurance Co.	Common Stock – Affiliate	105.3	1.3
d.	Elizabethtown Water Co	Bond	58.9	0.8
e.	LB-UBS Comm Mortgage Trust	Bond	56.2	0.7
f.	ING Cap Funding Trust III	Bond	54.0	0.7
g.	Residential Asset Securitization	Bond	44.7	0.6
h.	Barclays Bank PLC	Bond	43.7	0.6
i.	JP Morgan Chase Com Mtg	Bond	42.2	0.5
j.	Schlumberger Tech Corp 144A	Bond	39.9	0.5

3.	State the amount and percentage of the reporting entity’s total admitted assets held in bonds and preferred stocks by NAIC rating.

Bonds and short-term investments		Preferred stocks
NAIC-1	$3,045.2	P/RP-1	$—	—%
NAIC-2	1,559.6	P/RP-2	3.6	0.0
NAIC-3	277.7	P/RP-3	1.2	0.0
NAIC-4	111.4	P/RP-4	—	—
NAIC-5	23.7	P/RP-5	1.0	0.0
NAIC-6	13.6	P/RP-6	—	—

4.	Assets held in foreign investments are more than 2.5% of the reporting entity’s total admitted assets.

5.	Aggregate foreign investment exposure categorized by NAIC sovereign rating:

		Amount	Percentage of total admitted assets
5.01	Countries rated NAIC-1	$563.6	7.2%
5.02	Countries rated NAIC-2	28.2	0.4
5.03	Countries rated NAIC-3 or below	106.8	1.4

6.	Two largest foreign investment exposures to a single country, categorized by the country’s NAIC sovereign rating:

Countries rated NAIC-1		Amount	Percentage of total admitted assets
6.01	UNITED KINGDOM	$139.5	1.8%
6.02	AUSTRALIA	123.0	1.6

Countries rated NAIC-2		Amount	Percentage of total admitted assets
6.03	MEXICO	$13.1	0.2%
6.04	SOUTH AFRICA	8.7	0.1

48	(Continued)

Schedule 2

FIRST COLONY LIFE INSURANCE COMPANY

Supplemental Investment Risk Interrogatories

Year ended December 31, 2005

(Dollar amounts in millions)

Countries rated NAIC-3		Amount	Percentage of total admitted assets
6.05	RUSSIA	$15.5	0.2%
6.06	PERU	11.0	0.1

7.	List the ten largest nonsovereign (i.e., nongovernmental) foreign issues:

NAIC Rating			Amount	Percentage of total admitted assets
7.01	Barclays Bank PLC	1	$43.7	0.6%
7.02	HBOS PLC 144A	1	39.4	0.5
7.03	Transurban Finance Co Pty Ltd	1	37.7	0.5
7.04	Norsk Hydro A/S	1	28.2	0.4
7.05	Kaupthing Bank Undated Capital	1	24.0	0.3
7.06	Vodafone Group Plc	1	23.3	0.3
7.07	Sumitomo Mitsui Banking 144A	2	18.9	0.2
7.08	Electricity Supply Board Series E	1	15.0	0.2
7.09	Resona Bank LTD 144A	2	15.0	0.2
7.10	CSN Islands VI Corp 144A	2	14.0	0.2

8.	The Company’s total Canadian investments are less than 2.5% of total admitted assets.

Aggregate Canadian investment exposure		Amount	Percentage of total admitted assets
8.01	CANADIAN INVESTMENTS	$84.6	1.1%

9.	The Company does not have any investments with contractual sales restrictions.

10.	State the amounts and percentages of admitted assets held in the largest ten equity interests (including investments in shares of mutual funds, preferred stocks, publicly traded equity securities, and other equity securities, and excluding money market and bond mutual funds listed in the Appendix to the SVO Practices and Procedures Manual as exempt or Class 1).

Investment category		Amount	Percentage of total admitted assets
10.01	JAMESTOWN LIFE INSURANCE COMPANY	$108.4	1.4%
10.02	AMERICAN MAYFLOWER LIFE INSURANCE COMPANY	105.3	1.3
10.03	HANKENSACK WATER	1.2	0.0
10.04	Horizon Food Group Inc	0.9	0.0
10.05	Entergy Louisiana Inc	0.7	0.0
10.06	United Water New Jersey Inc	0.6	0.0
10.07	Great Plains Energy Inc	0.4	0.0
10.08	Middlesex Water Co	0.3	0.0
10.09	CONNECTICUT LIGHT AND POWER	0.3	0.0
10.10	NEW JERSEY-AMER WATER CO., INC.	0.3	0.0

11.	The Company’s total investment in nonaffiliated, privately placed equities is less than 2.5% of total admitted assets.

12.	The Company does not have any investments in general partnerships.

13.	The Company’s total mortgage loans held are more than 2.5% of total admitted assets.

49	(Continued)

14.	List the ten largest aggregate mortgage interests:

Schedule 2

FIRST COLONY LIFE INSURANCE COMPANY

Supplemental Investment Risk Interrogatories

Year ended December 31, 2005

(Dollar amounts in millions)

Type (residential, commercial, agricultural)		Amount	Percentage of total admitted assets
14.01	COMMERCIAL	$27.1	0.3%
14.02	COMMERCIAL	26.7	0.3
14.03	COMMERCIAL	23.0	0.3
14.04	COMMERCIAL	22.1	0.3
14.05	COMMERCIAL	20.8	0.3
14.06	COMMERCIAL	20.1	0.3
14.07	COMMERCIAL	18.3	0.2
14.08	COMMERCIAL	17.9	0.2
14.09	COMMERCIAL	17.3	0.2
14.10	COMMERCIAL	16.6	0.2

15.	Aggregate mortgage loans having the following loan to value ratio as determined from the most current appraisal:

Loan to value		Residential	Commercial		Agricultural
15.01	above 95%	$—%		$—%	$—%
15.02	91% to 95%	—		—	—
15.03	81% to 90%	—		—	—
15.04	71% to 80%	—	79.1	1.0	—
15.05	below 70%	—	1,359.0	17.4	—

16.	The Company’s investment in real estate is less than 2.5% of the total admitted assets.

17.	State the amounts and percentages of the reporting entity’s total admitted assets subject to securities lending agreements, repurchase agreements, reverse repurchase agreements, dollar repurchase agreements, or dollar reverse repurchase agreements.

		At year end		At end of each quarter
		Amount	Percentage of total admitted assets	1st Qtr	2nd Qtr	3rd Qtr
a.	Securities lending	$241.7	3.1%	$482.3	$394.1	$294.6

18.	The Company does not hold warrants.

19.	State the amounts and percentages indicated below of potential exposure (defined as the amount determined in accordance with the NAIC Annual Statement Instructions) for collars, swaps, and forwards.

	At year end		At end of each quarter
	Amount	Percentage of total admitted assets	1st Qtr	2nd Qtr	3rd Qtr
Hedging	0.3	0.0%	$0.3	$0.4	$0.3

20.	State the amounts and percentages indicated below for warrants not attached to other financial instruments, options, caps, and floors.

	Owned		Written
Hedging	$—	—%	—	—%

21.	The Company does not have exposure for futures contracts.

See accompanying independent auditors’ report.

Schedule 3

FIRST COLONY LIFE INSURANCE COMPANY

Summary Investment Schedule

Year ended December 31, 2005

(Dollar amounts in millions)

Investment categories	Gross Investment Holdings*		Admitted invested assets as reported in the annual statement
Bonds:
U.S. Treasury securities	$1.0	0.0%	$1.0	0.0%
U.S. Government agency and corporate obligations (excluding mortgage-backed securities):
Issued by U.S. Government agencies	37.0	0.5	37.0	0.5
Issued by U.S. Government-sponsored agencies	57.6	0.8	57.6	0.8
Foreign government (including Canada, excluding mortgage-backed securities)	119.0	1.7	119.0	1.7
Securities issued by states, territories, possessions, and political subdivisions in the U.S.:
State, territory, and possession general obligation	12.8	0.2	12.8	0.2
Political subdivisions of states, territories, and possessions and political subdivisions general obligations	20.0	0.3	20.0	0.3
Revenue and assessment obligations	21.4	0.3	21.4	0.3
Industrial development and similar obligations		—	—	—
Mortgage-backed securities (includes residential and commercial MBS) pass-through securities:
Guaranteed by GNMA	5.1	0.1	5.1	0.1
Issued or guaranteed by FNMA and FHLMC	2.1	0.0	2.1	0.0
All other privately issued	15.8	0.2	15.8	0.2
CMOs and REMICs:
Issued by FNMA, FHLMC, or GNMA	156.7	2.2	156.7	2.2
Issued by FNMA and FHLMC		—	—	—
Privately issued and collateralized by MBS issued or guaranteed by GNMA, FNMA, or FHLMC	81.0	1.1	81.0	1.2
All other privately issued	568.6	8.1	568.6	8.1
Other debt and other fixed income securities (excluding short term):
Unaffiliated domestic securities (includes credit tenant loans rated by SVO)	3,259.5	46.3	3,259.5	46.3
Unaffiliated foreign securities	664.7	9.4	664.7	9.4
Affiliated securities	—	—	—	—
Equity interests:
Investments in mutual funds	—	—	—	—
Preferred stocks:
Unaffiliated	5.8	0.1	5.8	0.1
Publicly traded equity securities (excluding preferred stocks):
Affiliated	214.0	3.1	214.0	3.0
Unaffiliated	0.3	0.0	0.3	0.0
Other equity securities:
Affiliated	—	—	—	—
Mortgage loans:
Commercial loans	1,438.1	20.4	1,438.1	20.4
Real estate investments:
Property occupied by company	39.5	0.6	39.5	0.6
Contract loans	262.6	3.7	260.0	3.7
Receivable for securities	5.5	0.1	5.6	0.1
Cash and short-term investments	(2.1)	(0.0)	(2.1)	(0.0)
Write-in for invested assets	59.7	0.8	59.6	0.8

Total invested assets	$7,045.7	100.0%	$7,043.1	100.0%

*	Gross Investment Holdings as valued in compliance with NAIC Accounting Practices and Procedures Manual

See accompanying independent auditors’ report.